UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

HotApp Blockchain Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(301) 971-3940
N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Deﬁnitive Agreement.

On September 14, 2018, HotApps International Pte Ltd (“HotApps International”), a wholly owned subsidiary of HotApp Blockchain Inc. (the “Company”) entered into term sheet with The Alpha Mind Pte Ltd (“Alpha Mind”), pursuant to which HotApps International will compensate Alpha Mind for the services of Mr. Tay Kiat Ming, Eugene. Mr. Tay will serve as the Acting Chief Executive Officer of HotApps International. Mr. Tay’s services have been retained for twelve months, effective as of September 1, 2018. Mr. Tay will initially be compensated at a rate of Sixty Thousand Six Hundred Singaporean Dollars (S$60,600) (which is presently equal to approximately US$44,263) per annum. Mr. Tay’s compensation may be increased to Ten Thousand Six Hundred Singaporean Dollars (S$10,600) per month and Twenty Thousand Six Hundred Singaporean Dollars (S$20,600) per month in the event that he achieves certain fundraising milestones.

In the event that the Company is listed on the NYSE or NASDAQ, Mr. Tay will be granted an option to purchase up to One Million shares of the Company’s common stock at a purchase price of US$1.00 per share. This option shall vest after 36 months of service by Mr. Tay. The shares to be acquired pursuant to such option may only be sold subject to certain stock price and trading volume limitations.

The Term Sheet is intended to be legally binding, however, the parties anticipate that it shall be superseded by a consultancy agreement as soon as practicable and in any event, no later than six months from the date of the Term Sheet.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Conn Flanigan as Member of the Board of Directors and Secretary

Effective as of September 19, 2018, Mr. Conn Flanigan voluntarily resigned as a Member of the Company’s Board of Directors and as the Company’s Secretary.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description

10.1	Term Sheet, by and between HotApps International Pte Ltd and Alpha Mind Pte Ltd, dated as of September 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTAPP BLOCKCHAIN INC.

Dated: September 20, 2018	By:	/s/ Lui Wai Leung, Alan
	Name:	Lui Wai Leung, Alan
	Title:	Chief Financial Officer